                                                                    Exhibit 99.3

                                [DRAFT 12/12/01]

                                    SBU Bank

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS

                                      INDEX
                                      -----

1.  Dear Member Letter*

2.  Dear Member Letter for Non Eligible States

3.  Dear Friend Letter - Eligible Account Holders who are no longer Members*

4.  Dear Potential Investor Letter*

5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

6.  Proxy Request

7.  Stock Order/Certification Form (page 1 of 2)*

8.  Stock Order/Certification Form (page 2 of 2)*

9.  Stock Order Form Guidelines*

10. Mailing Insert/Lobby Poster

11. Invitation Letter - Informational Meetings

12. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

13. Dear Charter Shareholder - Confirmation Letter

14. Dear Interested Investor - No Shares Available Letter

15. Welcome Shareholder Letter - For Initial Certificate Mailing

16. Dear Interested Subscriber Letter - Subscription Rejection

17. Letter for Sandler O'Neill Mailing to Clients*

    *        Accompanied by a Prospectus

    Note: Items 1 through 10 are produced by the Financial Printer and Items 11 through 17 are produced by the conversion center.

                                   [SBU Bank]

Dear Depositor:

The Board of Directors of SBU Bank (formerly called The Savings Bank of Utica) has voted unanimously in favor of a plan to reorganize from a mutual savings bank into a mutual holding company. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc. We are reorganizing so that SBU Bank will be structured in the form of ownership used by a growing number of savings institutions.

In addition, as part of the reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as the ______________Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Proxy Statement and Prospectus.

To accomplish the reorganization and the establishment of the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and for the establishment of the foundation and mailing your signed proxy card immediately in the enclosed WHITE postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which SBU Bank acts as trustee and we do not receive a proxy from you, SBU Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and the establishment of the foundation on your behalf.

If the plan of reorganization is approved let me assure you that:

     . Deposit accounts will continue to be federally insured to the same extent permitted by law.
     . Existing deposit accounts and loans will not undergo any change.
     . Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Partners Trust Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of SBU Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to SBU Bank in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than 5:00 p.m. Eastern time on XXXXXX, March XX, 2002. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at SBU Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, XXXXX XX through 12:00 noon Tuesday, XXXXX XX, in observance of the XXXXXX holiday.

                                       Sincerely,
                                       John A. Zawadzki
                                       President and Chief Executive Officer

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                   [SBU Bank]

Dear Depositor:

The Board of Directors of SBU Bank (formerly called The Savings Bank of Utica) has voted unanimously in favor of a plan to reorganize from a mutual savings bank into a mutual holding company. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc. We are reorganizing so that SBU Bank will be structured in the form of ownership used by a growing number of savings institutions.

In addition, as part of the reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as the ______________Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Proxy Statement.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and for the establishment of the foundation and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan for which SBU Bank acts as trustee and we do not receive a proxy from you, SBU Bank, as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf.

If the plan of reorganization is approved let me assure you that:

 . Deposit accounts will continue to be federally insured to the same extent permitted by law
 . Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of Partners Trust Financial Group, Inc., or (2) an agent of SBU Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, XXXXX XX through 12:00 noon Tuesday, XXXXX XX, in observance of the XXXXXX holiday.

                                         Sincerely,


                                         John A. Zawadzki
                                         President and Chief Executive Officer



The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                   [SBU Bank]

Dear Friend of SBU Bank:

The Board of Directors of SBU Bank (formerly called The Savings Bank of Utica) has voted unanimously in favor of a plan to reorganize from a mutual savings bank into a mutual holding company. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc. We are reorganizing so that SBU Bank will be structured in the form of ownership used by a growing number of savings institutions.

In addition, as part of the reorganization and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish a charitable foundation to be known as the ______________Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates. We request that you review the proposal to establish the foundation which is set forth in the Proxy Statement.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Partners Trust Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of SBU Bank. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the
Bank) to SBU Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than 5:00 p.m. Eastern time on XXXXX, March XX, 2002. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, XXXXX XX through 12:00 noon Tuesday, XXXXX XX, in observance of the XXXXX holiday.

                                         Sincerely,


                                         John A. Zawadzki
                                         President and Chief Executive Officer




The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                     [Partners Trust Financial Group, Inc.]



Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the reorganization of SBU Bank (formerly called The Savings Bank of Utica) from a mutual savings bank into a mutual holding company. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc., as a majority-owned subsidiary. Partners Trust Financial Group, Inc. will be the parent corporation of SBU Bank.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about SBU Bank's operations, the proposed stock offering by Partners Trust Financial Group, Inc. Please read it carefully prior to making an investment decision.

     STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to SBU Bank in the enclosed postage-paid envelope. Your order must be physically received by the Bank no later than 5:00 p.m. Eastern time on XXXXX, March XX, 2002.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the reorganization or the prospectus, please call our conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Friday, XXXXX XX through 12:00 noon Tuesday, XXXXX XX, in observance of the XXXXX holiday.

                                       Sincerely,


                                       John A. Zawadzki
                                       President and Chief Executive Officer



The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                 [Sandler O'Neill & Partners, L.P. Letterhead]




Dear Customer of SBU Bank:

At the request of SBU Bank (formerly called The Savings Bank of Utica), we have enclosed material regarding the offering of common stock in connection with the reorganization of SBU Bank from a mutual savings bank into a mutual holding company and the establishment of a charitable foundation. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc., as a majority-owned subsidiary. Partners Trust Financial Group, Inc. will be the parent corporation of SBU Bank. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of Partners Trust Financial Group, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to SBU Bank in the accompanying YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by the Bank no later than 5:00 p.m. Eastern time on XXXXX, March XX, 2002. If you have any questions after reading the enclosed material, please call the conversion center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                         Sincerely,

                                         Sandler O'Neill & Partners, L.P.





The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

                                  PROXY REQUEST


                                      Logo

                        ---------------------------------
                                WE NEED YOUR VOTE
                        ---------------------------------



Dear Customer of SBU Bank:

Your vote on our plan of reorganization and the establishment of the charitable foundation has not yet been received. Your vote is very important to us. Please
                                                   --------------
vote and mail the enclosed proxy today.

     Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization, including the establishment of the charitable foundation, and urges you to vote in favor of both proposals. Your deposit accounts or loans with SBU Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at (XXX) XXX-XXXX.

                                                  Sincerely,
                                                  SBU Bank




            Please vote today by returning all proxy forms received.
                                           ---

                                      Logo





                                Please Support Us
                                -----------------

                           Vote Your Proxy Card Today








If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

                     [Partners Trust Financial Group, Inc.]

                                             _______________, 2002

Dear __________:

We are pleased to announce that the Board of Directors of SBU Bank has voted in favor of a plan to reorganize from a mutual savings bank into a mutual holding company. As part of this reorganization, SBU Bank will form a federal mutual holding company to be known as Partners Trust, MHC, and will establish Partners Trust Financial Group, Inc., as a majority-owned subsidiary. Partners Trust Financial Group, Inc. will be the parent corporation of SBU Bank. We are reorganizing so that SBU Bank will be structured in the form of ownership used by a growing number of savings institutions.

To learn more about the reorganization and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at 7:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center at (XXX) XXX-XXXX, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                     Sincerely,


                                     John A. Zawadzki
                                     President and Chief Executive Office

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                     [Partners Trust Financial Group, Inc.]

                                              _______________, 2002

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Partners Trust Financial Group, Inc.

At this time, we cannot confirm the number of shares of Partners Trust Financial Group, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at (XXX) XXX-XXXX.

                                            Sincerely,


                                            Partners Trust Financial Group, Inc.

                                            Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                     [Partners Trust Financial Group, Inc.]

                                              _______________, 2002

Dear Charter Shareholder:

We appreciate your interest in the stock offering of Partners Trust Financial Group, Inc. Due to the excellent response from our Eligible Account Holders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 2002. Trading will commence on the Nasdaq National Market under the symbol "XXXX " on __________ XX, 2002. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Partners Trust Financial Group, Inc., and welcome you as a charter shareholder.

                                           Sincerely,


                                           Partners Trust Financial Group, Inc.
                                           Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                     [Partners Trust Financial Group, Inc.]

                                                 _______________, 2002

Dear Interested Investor:

We recently completed our subscription and direct community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Partners Trust Financial Group, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "XXXX".

                                            Sincerely,


                                            Partners Trust Financial Group, Inc.
                                            Conversion Center

The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                     [Partners Trust Financial Group, Inc.]




                                                   ___________, 2002


Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Partners Trust Financial Group, Inc., the holding company of SBU Bank and a majority-owned subsidiary of Partners Trust, MHC.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                XXXXXXXXXXXXXXXX
                                     Address
                                Telephone Number

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Partners Trust Financial Group, Inc., Partners Trust, MHC, SBU Bank and our employees, I would like to thank you for supporting our offering.

                                       Sincerely,


                                       John A. Zawadzki
                                       President and Chief Executive Officer






The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                     [Partners Trust Financial Group, Inc.]



                                                   ____________, 2002


Dear Interested Subscriber:

We regret to inform you that SBU Bank and Partners Trust Financial Group, Inc., the holding company for SBU Bank, have decided not to accept your order for shares of Partners Trust Financial Group, Inc. common stock in our direct community offering. This action is in accordance with our plan of reorganization which gives SBU Bank and Partners Trust Financial Group, Inc. the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

                                         Sincerely,


                                         Partners Trust Financial Group, Inc.
                                         Conversion Center




(Printed by Conversion Center)

                 [Sandler O'Neill & Partners, L. P. Letterhead]



                                                     ____________, 2002



To Our Friends:

We are enclosing the offering material for Partners Trust Financial Group, Inc., a majority-owned subsidiary of Partners Trust, MHC and the proposed holding company for SBU Bank, which is now in the process of reorganizing into a mutual holding company.

Sandler O'Neill & Partners, L.P. is managing the subscription offering, which will conclude at 5:00 p.m. Eastern time on XXXXX XX, 2002. Sandler O'Neill is also providing conversion agent and proxy solicitation services for SBU Bank. In the event that all the stock is not sold in the subscription offering and direct community offering, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                            Sincerely,

                                            Sandler O'Neill & Partners, L.P.





The shares of common stock offered in the reorganization are not savings accounts or deposits and are not insured or guaranteed by SBU Bank, Partners Trust, MHC, Partners Trust Financial Group, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

                                [DRAFT 12/12/01]

                                    SBU Bank

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS

                                      INDEX
                                      -----


1.   Dear Member Letter*

2.   Dear Member Letter for Non Eligible States

3.   Dear Friend Letter - Eligible Account Holders who are no longer Members*

4.   Dear Potential Investor Letter*

5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

6.   Proxy Request

7.   Stock Order/Certification Form (page 1 of 2)*

8.   Stock Order/Certification Form (page 2 of 2)*

9.   Stock Order Form Guidelines*

10.  Mailing Insert/Lobby Poster

11.  Invitation Letter - Informational Meetings

12. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

13.  Dear Charter Shareholder - Confirmation Letter

14.  Dear Interested Investor - No Shares Available Letter

15.  Welcome Shareholder Letter - For Initial Certificate Mailing

16.  Dear Interested Subscriber Letter - Subscription Rejection

17.  Letter for Sandler O'Neill Mailing to Clients*

     *     Accompanied by a Prospectus

     Note: Items 1 through 10 are produced by the Financial Printer and Items 11 through 17 are produced by the conversion center.